SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 22, 2014

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-3525	New York	13-4922640
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

American Electric Power Company, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on April 22, 2014 in Ft. Wayne, Indiana. At the Annual Meeting, the shareholders approved three proposals.  The proposals are described in detail in the Proxy Statement.

Proposal 1

The Company’s shareholders elected twelve individuals to the Board of Directors (the “Board”) as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nicholas K. Akins	305,795,375	6,296,290	5,024,039	88,704,784
David J. Anderson	314,006,207	1,627,503	1,481,994	88,704,784
J. Barnie Beasley, Jr.	313,909,648	1,672,295	1,533,761	88,704,784
Ralph D. Crosby, Jr.	310,822,476	4,798,664	1,494,564	88,704,784
Linda A. Goodspeed	311,034,385	4,706,961	1,374,358	88,704,784
Thomas E. Hoaglin	309,542,207	6,043,087	1,528,759	88,704,784
Sandra Beach Lin	310,831,203	4,806,254	1,478,247	88,704,784
Richard C. Notebaert	310,552,134	5,115,897	1,446,637	88,704,784
Lionel L. Nowell III	310,520,151	5,141,428	1,454,125	88,704,784
Stephen S. Rasmussen	313,117,273	2,478,677	1,519,554	88,704,784
Oliver G. Richard, III	311,036,243	4,645,476	1,433,985	88,704,784
Sara Martinez Tucker	310,559,398	5,187,145	1,368,161	88,704,784

Proposal 2

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year as set forth below:

Votes For	Votes Against	Abstentions
400,410,933	3,842,287	1,567,061

Proposal 3

The Company’s shareholders approved the advisory vote on executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
299,115,740	12,850,286	5,148,845	88,704,784

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title:	Assistant Secretary

April 23, 2014